CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 on January 27, 1998 (Registration No. 333-44999), Registration Statement on Form S-8 filed on August 25, 1998 (Registration No. 333-62217) and Registration Statement on Form S-3 filed on November 5, 1998 (Registration No. 333-64915) of Ocwen Financial Corporation of our report dated January 29, 1999 appearing on page 45 of the 1998 Annual Report of Shareholders which is incorporated in this Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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    PRICEWATERHOUSECOOPERS LLP
    Ft. Lauderdale, Florida
    March 31, 1999